                                                                    EXHIBIT 99.2


                          CONSENT OF JOHN C. DETERDING

         I consent to the use of my name as a Director nominee in the section "Management" in the Registration Statement to be filed by Strategic Hotel Capital, Inc. on Form S-11 and the related Prospectus and any amendments thereto.

Dated: April 8, 2004


                                       /s/ JOHN C. DETERDING
                                       --------------------------------
                                       JOHN C. DETERDING